Exhibit 10.35

REVISED SUMMARY OF COMPENSATION ARRANGEMENT

APPLICABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

As of March 12, 2007, the following represents the compensation of the executive officers of NMT Medical, Inc. (the “Company”):

	2007 Compensation
Executive Officer	Annual Salary	Bonus for Work Performed in 2006		Shares Underlying Stock Options Granted in 2006
John E. Ahern President and Chief Executive Officer	$400,000	$0		50,000
Richard E. Davis Executive Vice President and Chief Financial Officer	$300,000	$135,000	(1)	0

(1)	Mr. Davis’ bonus was paid in accordance with the terms of that certain Amended and Restated Employment Agreement that he entered into with the Company on May 20, 2004, which is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 10, 2004.